Exhibit 21
SUBSIDIARIES OF FORD MOTOR COMPANY AS OF FEBRUARY 21, 2007*

Organization	Jurisdiction
3000 Schaefer Road Company	Michigan, U.S.A.
AutoAlliance International, Inc.	Delaware, U.S.A.
Ford Capital B.V.	The Netherlands
Ford Motor Company (Belgium) N.V.	Belgium
Ford Nederland B.V.	The Netherlands
Ford Espana S.A.	Spain
Ford Italia S.p.A.	Italy
Groupe FMC France SAS	France
FMC Automobiles SAS	France
Volvo Espana S.L.	Spain
Ford European Holdings LLC	Delaware, U.S.A.
Ford Deutschland Holding GmbH	Germany
Ford-Werke GmbH	Germany
Volvo Car Germany GmbH	Germany
Ford Global Technologies, LLC	Delaware, U.S.A.
Ford Motor Company Brasil Ltda.	Brazil
Ford Holdings LLC	Delaware, U.S.A.
Ford Motor Credit Company	Delaware, U.S.A.
CAB East Holdings, LLC	Delaware, U.S.A.
Ford Credit Auto Lease, LLC	Delaware, U.S.A.
Ford Credit Auto Lease Trust 2005-B	Delaware, U.S.A.
Ford Credit Auto Lease Trust 2006-A	Delaware, U.S.A.
FCALM Holdings, LLC	Delaware, U.S.A.
FCALM, LLC	Delaware, U.S.A.
Ford Credit Auto Receivables Two LLC	Delaware, U.S.A.
Ford Credit Auto Owner Trust 2006-A	Delaware, U.S.A.
Ford Credit International, Inc.	Delaware, U.S.A.
FCE Bank plc	England
Ford Credit Canada Limited	Canada
Canadian Road Leasing Company	Canada
Ford Credit de Mexico S.A. de C.V.	Mexico
Ford Credit Floorplan Corporation	Delaware, U.S.A.
Ford Credit Floorplan, LLC	Delaware, U.S.A.
Ford Credit Floorplan Master Owner Trust A	Delaware, U.S.A.
Primus Automotive Financial Services, Inc	New York, U.S.A.
The American Road Insurance Company	Michigan, U.S.A.
Ford Motor Land Development Corporation	Delaware, U.S.A.
Ford International Capital Corporation	Delaware, U.S.A.
Ford Automotive Holdings	England
Blue Oval Holdings	England
Ford Motor Company Limited	England
Volvo Car UK Limited	England
Jaguar Limited	England
Jaguar Cars Limited	England
Ford Mexico Holdings, Inc.	Delaware, U.S.A.
Grupo Ford S. de R.L. de C.V.	Mexico
Ford Motor Company, S.A. de C.V.	Mexico

SUBSIDIARIES (Continued)

Organization	Jurisdiction
Ford Motor Company of Canada, Limited	Ontario, Canada
FLH Holding, Inc.	Ontario, Canada
Ford Lio Ho Motor Company Ltd.	Taiwan
Ford Motor Company of Australia Limited	Australia
Land Rover Holdings	England
Land Rover	England
Land Rover Exports Limited	England
Land Rover Group Limited (Located in Jersey)	England
Land Rover Italia SpA	Italy
Ford Motor Company of Southern Africa (Pty) Limited	South Africa
Ford Motor Company ZAO	Russia
Ford Motor Service Company	Michigan, U.S.A.
Gentle Winds Reinsurance, Ltd.	Cayman Islands
Ford Motor Vehicle Assurance Company, LLC	Delaware, U.S.A.
Ford Otomotiv Sanayi Anonim Sirketi (Otosan)	Turkey
Ford South America Holdings, LLC	Delaware, U.S.A.
Ford Argentina S.C.A.	Argentina
Ford Trading Company, LLC	Delaware, U.S.A.
Ford Motor de Venezuela, S.A.	Venezuela
Ford VHC AB	Sweden
Volvo Personvagnar Holding AB	Sweden
Volvo Personvagnar AB	Sweden
Volvo Personbilar Sverige Aktiebolag	Sweden
Land Rover North America, Inc.	Delaware, U.S.A.
PAG Import, Inc.	Japan
Volvo Cars of North America, LLC	Delaware, U.S.A.
Volvo Auto Italia SpA	Italy

320 Other U.S. Subsidiaries
363 Other Non-U.S. Subsidiaries

*	Subsidiaries are not shown by name in the above list if, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.